UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2024

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the captions “Restructuring Support Agreement,” “Equity Rights Offering Backstop Commitment,” and “Debtor-in-Possession Facility” is hereby incorporated by reference in this Item 1.01.

Item 1.03.	Bankruptcy or Receivership.

Restructuring Support Agreement

On July 24, 2024, 2U, Inc. (“2U”) and certain of its subsidiaries (such subsidiaries, together with 2U, the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with certain creditors, including (i) an ad hoc group (the “Ad Hoc Noteholder Group”) and certain other holders (together, the “Consenting 2025 Noteholders”) of 2U’s 2.25% convertible senior notes due May 1, 2025 (the “2025 Notes”), issued under that certain Indenture, dated as of April 23, 2020, between 2U and Wilmington Trust, National Association, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2025 Notes Indenture”), (ii) certain members of the Ad Hoc Noteholder Group and certain other holders (together with the Consenting 2025 Noteholders, the “Consenting Noteholders”) of 2U’s 4.50% senior unsecured convertible notes due February 1, 2030 (together with the 2025 Notes, the “Convertible Notes”), issued under that certain Indenture, dated as of January 11, 2023, between 2U and Wilmington Trust, National Association, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2030 Notes Indenture”), and (iii) an ad hoc group of certain lenders (the “Consenting Lenders” and, together with the Consenting Noteholders, the “Consenting Creditors”) under that certain Credit and Guaranty Agreement, dated as of June 28, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”).

As set forth in the RSA, including in the term sheet attached thereto (the “Restructuring Term Sheet”), the parties to the RSA have agreed to the principal terms of a proposed financial restructuring of the Company (the “Transaction”). Pursuant to the RSA, on July 24, 2024, the Company commenced solicitation of votes on its prepackaged joint plan of reorganization (the “Plan”) and on July 25, 2024 (the “Petition Date”), the Company commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) providing for a court-administered reorganization pursuant to the Plan.

The RSA contemplates a comprehensive restructuring of the Company’s debt obligations and capital structure and a recapitalization of the Company. Specifically, the RSA and the Restructuring Term Sheet provide, in pertinent part, as follows:

•

The unsecured notes claims held by the holders of the Convertible Notes will be deemed satisfied by the issuance of 100% of the new common equity interests (“New Common Interests”) of the reorganized 2U (the “Reorganized Company”), subject to dilution by the Equity Rights Offering (as defined below) and the Management Incentive Plan (as defined below).

•

The Company will offer to all holders of the Convertible Notes rights to purchase their pro rata share of New Common Interests for an aggregate amount of not less than $46.5 million (the “Equity Rights Offering”), which will be used to fund certain obligations under the Plan (including a partial paydown of the loans under the Existing First Lien Credit Agreement), subject to dilution by the Management Incentive Plan.

•	The Consenting Noteholders have committed to provide the DIP Facility (as defined below).

•	The Consenting Noteholders have committed to provide a secured second lien exit term loan facility pursuant to an exit credit agreement (the “Junior Exit Credit Agreement”).

•

The Consenting Lenders have committed to amend and restate the Existing First Lien Credit Agreement to provide for, among other things, a new maturity date for the borrowings thereunder of the date that is 27 months following the effective date of the Plan (the “Amended and Restated Credit Agreement”).

•

The adoption, effective as of emergence from bankruptcy, of a management incentive plan (the “Management Incentive Plan”) on the terms set forth in the RSA under which up to 10% of the New Common Interests outstanding on a fully diluted basis upon emergence may be issued to certain officers and directors of the Reorganized Company.

•	Under the Plan, certain classes of claims will receive the following treatment:

•	administrative expense claims, priority tax claims, other priority claims, and other secured claims will be paid in full (or receive such other treatment rendering such claims unimpaired);

•	each holder of claims under the DIP Facility will receive either (i) its pro rata share of loans under the Junior Exit Credit Agreement or (ii) such other treatment agreed upon in writing;

•	each holder of first lien claims will receive its pro rata share of loans under the Amended and Restated Credit Agreement;

•

each holder of unsecured notes claims will receive its pro rata share of 100% of the New Common Interests (subject to dilution by the Equity Rights Offering and the Management Incentive Plan) and the right to participate pro rata in the Equity Rights Offering;

•	intercompany claims and intercompany interests will be reinstated or set off, settled, distributed, contributed, merged, canceled, or released; and

•	existing equity interests and subordinated claims will be cancelled, released, extinguished, and of no further force or effect.

Following the effective date of the Plan (the “Plan Effective Date”) and consummation of the transactions contemplated thereby, the Company has agreed to terminate its reporting obligations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intends to continue as a private company.

The RSA contains certain representations, warranties, and covenants on the part of the Company and the Consenting Creditors, including limitations on the parties’ ability to pursue alternative transactions, commitments by the Consenting Creditors to vote in favor of the Plan, and commitments of the Company and the Consenting Creditors to cooperate in good faith to finalize the documents and agreements contemplated by the RSA and the Restructuring Term Sheet. The transactions contemplated by the RSA, including the Plan Effective Date, are subject to and conditioned upon, among other things, approval by the Bankruptcy Court.

The RSA includes certain milestones (the “Milestones”) for the progress of the Chapter 11 Cases, which include entry of an order by the Bankruptcy Court confirming the Plan and approving the related disclosure statement no later than 45 days following the Petition Date and the occurrence of the Plan Effective Date no later than 50 days following the Petition Date. The Required Consenting Noteholders may extend or waive the Milestones pursuant to the terms of the RSA.

The RSA may be terminated upon, among other things: (i) the failure to meet the Milestones; (ii) the occurrence of certain breaches of the RSA; (iii) the mutual agreement of the parties; and (iv) in the case of the Company, if the board of directors, members, or managers, as applicable, of the Company reasonably determines in good faith and based upon advice of outside legal counsel that performance under the RSA would be inconsistent with its applicable fiduciary duties.

The foregoing description of the RSA (including the Restructuring Term Sheet) does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 1.03.

Although the Company intends to pursue the Transaction in accordance with the terms set forth in the RSA and the Restructuring Term Sheet, there can be no assurance that the Company will be successful in completing the Transaction, whether on the same or different terms or at all.

Commencement of Solicitation

On July 24, 2024, in accordance with the RSA, the Company commenced solicitation of the votes necessary to approve the Plan and effectuate the transactions contemplated thereby, including by distributing the Plan, a disclosure statement relating to the Plan, and other solicitation materials to certain holders of Company claims and interests that are entitled to vote on the Plan.

Voluntary Petitions for Bankruptcy

On the Petition Date, the Company commenced the Chapter 11 Cases in the Bankruptcy Court in accordance with the terms of the RSA. The Company has requested that the Chapter 11 Cases be jointly administered under the caption “In re: 2U, Inc., et al.” The Company continues to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company is seeking approval of a variety of “first day” motions containing customary relief intended to facilitate the Company’s ability to continue ordinary course operations.

On July 25, 2024, the Company also filed the Plan, which contemplates that all allowed general unsecured claims will be paid in full or will otherwise be unimpaired. As a result, the Company expects to continue operating as normal during the Chapter 11 Cases, and customers, vendors, and other trade creditors are not expected to see any disruption in services.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://dm.epiq11.com/2U, a website administered by Epiq Corporate Restructuring, LLC, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Equity Rights Offering Backstop Commitment

On July 24, 2024, the Company entered into a commitment letter (the “Equity Rights Offering Backstop Commitment Letter”) with the Consenting Noteholders (in such capacity, the “Equity Rights Offering Backstop Parties”) to provide for backstopped commitments of not less than $46.5 million to fund the Equity Rights Offering less the amount the Equity Rights Offering Backstop Parties are entitled to subscribe for in the Equity Rights Offering (the “Equity Rights Offering Backstop Commitments”). The Equity Rights Offering Backstop Parties have also agreed to exercise their rights in the Equity Rights Offering in full.

As consideration for the commitment by the Equity Rights Offering Backstop Parties, the Equity Rights Offering Backstop Parties will receive their pro rata share of a premium of $1.5 million in cash.

The Equity Rights Offering Backstop Commitment Letter contains customary representations, warranties, and covenants for transactions of this type. The consummation of the transactions contemplated by the Equity Rights Offering Backstop Commitment Letter are conditioned upon certain terms set forth in the RSA.

The foregoing description of the Equity Rights Offering Backstop Commitment Letter does not purport to be complete and is qualified in its entirety by the full text of the Equity Rights Offering Backstop Commitment Letter, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference in this Item 1.03.

Any new securities to be issued pursuant to the Transaction (including the Equity Rights Offering) will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, but will be issued pursuant to one or more exemptions from such registration, including those provided in the Bankruptcy Code. Therefore, such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report a solicitation of consents to or votes to accept any chapter 11 plan within the meaning of Section 1125 or Section 1126 of the Bankruptcy Code. Any such solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Debtor-in-Possession Facility

Subject to the approval of the Bankruptcy Court, the Company expects to enter into that certain Debtor-In-Possession Credit and Guaranty Agreement, by and among the Company, the Consenting Noteholders party thereto (in such capacity, the “DIP Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “DIP Credit Agreement”), substantially in the form attached hereto as Exhibit 10.3.

If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders would provide a secured, multi-draw, junior lien debtor-in-possession financing facility in an aggregate principal amount of up to $64 million (the “DIP Facility”), with an initial draw not to exceed $60 million following entry of the interim order related to the DIP Facility and a subsequent draw not to exceed $4 million following entry of the final order related to the DIP Facility (in the case of the second draw, subject to the consent of the Required Lenders (as defined in the DIP Credit Agreement)).

Borrowings under the DIP Facility would be secured obligations of the Company, secured by a junior lien on the collateral securing borrowings under the Existing First Lien Credit Agreement, other than the DIP Account (as defined in the DIP Credit Agreement), which, together with proceeds therein, will be subject to the first priority lien and security interest of the collateral agent under the DIP Credit Agreement. The DIP Credit Agreement will contain conditions precedent, representations and warranties, affirmative and negative covenants, events of default, and other provisions customary for financings of this type and size. During the continuance of an event of default, all overdue amounts of principal and interest under the DIP Facility will bear interest at the applicable rate, plus an additional 2.00% per annum.

The DIP Facility matures on the earlier of (i) the date that is six months from the Petition Date and (ii) acceleration as a result of an event of default under the DIP Credit Agreement that has occurred and is continuing.

The loans under the DIP Facility will accrue interest at a rate of either, at 2U’s election, a base rate (subject to a floor of 1.75%) plus 7.50% per annum or Term SOFR (subject to a floor of 0.75%) plus 8.50% per annum, in each case, payable in kind.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference in this Item 1.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default under the 2025 Notes Indenture, the 2030 Notes Indenture, and the Existing First Lien Credit Agreement (the “Debt Instruments”) that accelerated obligations under the Debt Instruments. The amount outstanding under each Debt Instrument as of the Petition Date is as follows:

•	approximately $380.0 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the 2025 Notes Indenture;

•	approximately $147.0 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the 2030 Notes Indenture; and

•	approximately $414.3 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the Existing First Lien Credit Agreement.

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.2.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on or around April 1, 2024, 2U entered into Retention Bonus and Clawback Agreements with each of 2U’s executive officers (“Officers”), pursuant to which each Officer was entitled to receive cash retention bonuses (“Retention Bonuses”) payable in equal quarterly installments on each of April 1, 2024, July 1, 2024, October 1, 2024 (the “October Installment”), and January 1, 2025, or as soon as practical thereafter, subject to each Officer’s obligation to repay the pre-tax amount in the event of such Officer’s termination for cause or resignation without good reason prior to June 30, 2025 (the “Repayment Obligation”).

Given the need to incentivize and retain key employees through this period of organizational change, the Compensation Committee of 2U’s Board of Directors (the “Committee”) determined that it was in the best interest of 2U to prepay 50% of the October Installment of the Retention Bonuses to each of Mr. Norden, Mr. Hermalyn, and Mr. McCullough, subject to the Repayment Obligation. Accordingly, on or around July 23, 2024, 2U pre-paid 50% of the October Installment of the Retention Bonuses to the following Officers in the following amounts and entered into a Retention Bonus Prepayment Acknowledgment (an “Acknowledgment”) with each such Officer, amending the terms of their Retention Bonuses to provide for such prepayment: Mr. Norden ($148,750), Mr. Hermalyn ($90,750), and Mr. McCullough ($90,750). No portion of the Retention Bonus payable to Mr. Lalljie has been prepaid.

The foregoing description of the material terms of the Acknowledgement is not intended to be complete and is qualified in its entirety by reference to the form of Acknowledgement attached hereto as Exhibit 10.4 to this Current Report and incorporated by reference in this Item 5.02.

Item 7.01	Regulation FD Disclosure.

Press Release

On July 25, 2024, 2U issued a press release announcing the Chapter 11 Cases and other matters. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Cleansing Materials

In connection with the foregoing transactions, the Company engaged in confidential discussions and negotiations under confidentiality agreements (the “NDAs”) with certain parties, including parties to the RSA (and/or investment advisors or managers of discretionary funds, accounts, or other entities for such parties). As part of such discussions and negotiations, the Company provided such parties with the information in the presentation attached hereto as Exhibit 99.1 (the “Presentation”). Pursuant to the terms of the NDAs, the Company agreed, among other things, to publicly disclose certain information, including the information in the Presentation (the “Cleansing Material”), upon the occurrence of certain events set forth in the NDAs.

The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Cleansing Material. However, no assurance can be given that any such transaction will occur at all.

The information in this Item 7.01, and Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of 2U’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Cautionary Note Regarding the Company’s Securities

2U cautions that trading in its securities (including its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for 2U’s securities may bear little or no relationship to the actual recovery, if any, by holders of 2U’s securities in the Chapter 11 Cases. 2U expects that holders of shares of 2U’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Current Report that are not historical are forward-looking statements, including statements regarding the timing and implementation of the restructuring pursuant to the RSA, the Chapter 11 Cases, the Plan, the Company’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending, and the potential benefits of the transactions contemplated by the RSA and the Plan, including the timetable for completing such transactions, if at all, and the effects of such transactions on the Company’s financial position and long-term stability and growth. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on the Company’s current expectations, beliefs, assumptions, and estimates concerning the future and are subject to significant business, economic, and competitive risks, uncertainties, and contingencies. These risks, uncertainties, and contingencies are difficult to predict, and could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements. These risks include, among others, those related to the effects of the Chapter 11 Cases on the Company and the Company’s relationship with its various constituents, including colleges and universities, faculty, students, regulatory authorities, including the Department of Education, employees and other third parties; the Company’s ability to develop and implement the Plan and whether that Plan will be approved by the Bankruptcy Court and the ultimate outcome of the Chapter 11 Cases in general; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations, including failure to receive proceeds under the DIP Facility; the Company’s ability to operate within the restrictions and the liquidity limitations of the DIP Facility and any other credit facility that the Company may enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts; the timing or amount of any recovery, if any, to the Company’s stakeholders; the potential cancellation of the Company’s common stock in the Chapter 11 Cases; the delisting and deregistration of the Company’s common stock and becoming a private company; the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases; uncertainty regarding the Company’s ability to retain key personnel; increased administrative and legal costs related to the Chapter 11 process; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources, achieve its stated goals, and continue as a going concern; the actions and decisions of equityholders, creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan; and those risks described under the heading “Risk Factors” in 2U’s Annual Report on Form 10-K for the year ended December 31, 2023, 2U’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and 2U’s other filings with the U.S. Securities and Exchange Commission. We refer you to such documents for a discussion of these and other risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially and adversely from those indicated or anticipated, whether express or implied, by such forward-looking statements. These forward-looking statements speak only as of the date they are made. The Company undertakes no duty or obligation to update any forward-looking statement after the date of this Current Report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated July 24, 2024, by and among 2U, Inc., certain subsidiaries of 2U, Inc., and the Consenting Creditors party thereto.

10.2	Equity Rights Offering Backstop Commitment Letter, dated July 24, 2024, by and among 2U, Inc. and the Commitment Parties party thereto.

10.3	Form of Debtor-in-Possession Credit and Guaranty Agreement.

10.4	Form of Retention Bonus Prepayment Acknowledgment.

99.1	Press Release, dated July 25, 2024.

99.2	Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Matthew J. Norden
Matthew J. Norden
Chief Financial Officer

Dated: July 25, 2024